                                                 FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                    RASC SERIES 2006-EMX3 TRUST
                                                          (Filed pursuant to Rule 433; SEC File No. 333-131209)

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

MLNUSA[GRAPHIC OMITTED]                         GMAC RFC [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART I OF II

$773,600,000 (APPROXIMATE)

RASC SERIES 2006-EMX3 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX3

April 5, 2006

                                     GMAC RFC SECURITIES [GRAPHIC OMITTED]

      ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES CORPORATION.

EXPECTED TIMING:      Pricing Date:              On or about  April 6, 2006
                      Settlement Date:           On or about  April 21, 2006
                      First Payment Date:        May 25, 2006

STRUCTURE:            Fixed and ARMs:            $800,000,000 Senior / Subordinated structure
                      Rating Agencies:           Moody's and S&P

        STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC")
based on information with respect to the mortgage loans provided by Residential Funding Corporation
("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING
TO  WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ  THE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR MORE  COMPLETE
INFORMATION  ABOUT THE  DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU REQUEST IT BY
CALLING TOLL-FREE (888) 523-3990.

The  certificates  may not be suitable for all  investors.  RFSC and its  affiliates  may acquire,  hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the delivery of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

The information in this free writing  prospectus is preliminary,  and will be superseded by the preliminary prospectus.  This  free  writing  prospectus  is  being  delivered  to  you  solely  to  provide  you  with information  about the  offering of the  certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase any of the  certificates  until we have  accepted  your  offer to  purchase  certificates.  We will not accept any offer by you to purchase the  certificates,  and you will not have any  contractual  commitment to purchase any of the  certificates  until after you have received the preliminary  prospectus.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance  of your offer.  The  information  in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                             RASC SERIES 2006-EMX3
                                          $773,600,000 (APPROXIMATE)
                                       CHARACTERISTICS OF THE CERTIFICATES

-------------------------------------------------------------------------------------------------------
CLASS        APPROXIMATE    INTEREST PRINCIPAL  EXPECTED      EXPECTED        FINAL        EXPECTED
                                                              PRINCIPAL
                                                WAL            WINDOW       SCHEDULED       RATING
                                                (YRS)(2)     (MONTHS)(2)   DISTRIBUTION   (MOODY'S /
               SIZE(1)       TYPE      TYPE      CALL/MAT     CALL/MAT       DATE(6)         S&P)
----------- --------------- -------- ---------- ----------- -------------- ------------- --------------
A-1 (3)       $310,000,000  Floating    SEQ     1.00 /      1 - 21 / 1 -     Sep-2025       Aaa/AAA
                                                   1.00          21
A-2 (3)                                         3.00 /      21 - 76 / 21
(4)            278,250,000  Floating    SEQ        3.03         - 88         Jun-2035       Aaa/AAA
A-3 (3)                                         6.34 /      76 - 76 / 88
(4)             29,750,000  Floating    SEQ        9.84         - 177        Apr-2036       Aaa/AAA
M-1 (3)                                         4.78 /      46 - 76 / 46
(4) (5)         31,200,000  Floating    MEZ        5.26         - 150        Apr-2036       Aa1/AA+
M-2  (3)                                        4.62 /      43 - 76 / 43
(4) (5)         28,800,000  Floating    MEZ        5.08         - 143        Apr-2036       Aa2/AA+
M-3  (3)                                        4.53 /      42 - 76 / 42
(4) (5)         16,800,000  Floating    MEZ        4.98         - 136        Apr-2036       Aa3/AA
M-4  (3)                                        4.49 /      41 - 76 / 41
(4) (5)         15,200,000  Floating    MEZ        4.92         - 131        Apr-2036       A1/AA-
M-5  (3)                                        4.45 /      40 - 76 / 40
(4) (5)         14,400,000  Floating    MEZ        4.86         - 125        Apr-2036        A2/A+
M-6  (3)                                        4.43 /      39 - 76 / 39
(4) (5)         13,600,000  Floating    MEZ        4.81         - 119        Apr-2036        A3/A
M-7  (3)                                        4.41 /      39 - 76 / 39
(4) (5)         13,200,000  Floating    MEZ        4.75         - 113        Apr-2036       Baa1/A-
M-8  (3)                                        4.38 /      38 - 76 / 38
(4) (5)         12,000,000  Floating    MEZ        4.66         - 105        Apr-2036      Baa2/BBB+
M-9  (3)                                        4.38 /      38 - 76 / 38
(4) (5)         10,400,000  Floating    MEZ        4.57         - 95         Apr-2036      Baa3/BBB
TOTAL         $773,600,000
----------- --------------- -------- ---------- ----------- -------------- ------------- --------------

     NOTES:
(1)     Class sizes subject to a 10% variance.
(2)     Pricing Speed Assumption:
        Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23%
        CPR thereafter).
        ARMs:  100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately
        2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)     The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i)
         one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(4)     If the 10% optional call is not exercised, the margin on the Class A-2 and Class A-3 Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, in each case beginning on the second Distribution Date after the first possible optional call date.
(5)     The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)     For the Class A-1 and Class A-2 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date.  For the Class A-3 and
        Class M Certificates, the Final Scheduled Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan.

                                                 FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                    RASC SERIES 2006-EMX3 TRUST
---------------------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

ISSUING ENTITY:                     RASC Series 2006-EMX3 Trust.

CERTIFICATES:                The Class A-1, Class A-2 and Class A-3  Certificates  (collectively,  the "Class A
                             Certificates")   are   backed   by  first  and   second   lien,   fixed-rate   and
                             adjustable-rate  mortgage loans with original  principal  balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").

                             The Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                             Class M-8 and Class M-9  Certificates  (the "Class M  Certificates"  and  together
                             with  the  Class  A  Certificates,   the  "Offered  Certificates").   The  Offered
                             Certificates  will be offered  pursuant  to the  Prospectus  Supplement  described below.

UNDERWRITERS:                Residential Funding Securities Corporation and Citigroup Global Markets Inc.

YIELD MAINTENANCE
AGREEMENT PROVIDER:          [tba]

DEPOSITOR:                   Residential Asset Securities  Corporation.  ("RASC"),  an affiliate of Residential
                             Funding Corporation.

TRUSTEE:                     U.S. Bank National Association

MASTER SERVICER:             Residential Funding  Corporation (the "Seller",  "Master Servicer" or "Residential
                             Funding"), an indirect wholly-owned subsidiary of Residential Capital Corporation

SUBSERVICER:                 Primary  servicing  for all of the  mortgage  loans will be  provided  by Mortgage
                             Lenders Network USA, Inc., see Origination and Servicing below.

CUT-OFF DATE:                April 1, 2006 after deducting payments due during the month of April 2006.

SETTLEMENT DATE:             On or about April 21, 2006.

DISTRIBUTION DATES:          25th of each month (or the next  business  day if such day is not a business  day)
                             commencing on May 25, 2006.

FORM OF CERTIFICATES:        Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:       For the Class A, Class M-1,  Class M-2 and Class M-3  Certificates:  $100,000  and
                             integral  multiples of $1 in excess  thereof;  for the Class M-4 through Class M-9
                             Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:        Subject to considerations  described in the prospectus,  the Offered  Certificates are  expected to be eligible  for  purchase  by  employee  benefit  plans or other plans or  arrangements  that are subject to ERISA or section  4975 of the Internal
                             Revenue  Code   (collectively,   "Plans"),   subject  to  important   restrictions
                             described  in  the  prospectus  and  prospectus  supplement.   However,  investors
                             should  consult with their  counsel with respect to the  consequences  under ERISA and the Internal  Revenue Code of such a Plan's  acquisition and ownership of such
                             Offered Certificates.

LEGAL INVESTMENTS:           The  Certificates  will  not  constitute  "mortgage  related  securities"  for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

TAX STATUS:                  One or more REMIC elections.

MORTGAGE LOANS:
o       The Mortgage  Loans will  consist of first and second lien,  fixed-rate  and  adjustable-rate  mortgage loans  with  original  principal  balances  that  may or may  not  conform  to
                                 Freddie Mac  limitations  (the "Mortgage  Loans").  The pool of Mortgage Loans
                                 described   herein  has  an  approximate   aggregate   principal   balance  of
                                 $813,036,092  as of the Cut-off Date. On the closing date,  the Mortgage Loans will have an approximate  aggregate  principal  balance of  $800,000,000 as of the Cut-off Date.

o       As of the Cut-off Date,  approximately  24.84% of the pool of Mortgage Loans  described  herein provide for an initial interest only period of up to five years.

SILENT SECONDS:              The mortgaged properties relating to approximately 45.21% of the statistical pool of first-lien Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent Seconds"), based solely on the
                             information made available to the Depositor.   The weighted average combined
                             original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds
                             90.87%.

THE ORIGINATOR AND
SUBSERVICER:                 Mortgage  Lenders  Network  USA,  Inc.  originated  all  of the  Mortgage  Loans.
                             Mortgage Lenders Network USA, Inc.  originates loans through a nationwide  network of retail production  branches,  independent mortgage brokers approved by Mortgage
                             Lenders  Network USA, Inc. and also through its  correspondent  lending  division.
                             The  executive  offices of  Mortgage  Lenders  Network  USA,  Inc.  are located in
                             Middletown, Connecticut.

                             Residential Funding acquired all of the mortgage loans from Emax Financial
                             Group, LLC. Emax Financial Group, LLC, is a mortgage banking company engaged in the mortgage banking business, which consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

                             Primary  servicing  will be  provided  by  Mortgage  Lenders  Network  USA,  Inc.
                             Mortgage  Lenders  Network  USA,  Inc.  is an  approved  Fannie  Mae  and  Freddie
                             Mac servicer.

                             Performance information for certain Mortgage Lenders Network transactions is currently available at www.gmacrfcstaticpool.com.

PREPAYMENT ASSUMPTIONS:
o       Fixed - 23% HEP (2.3% CPR in month 1,  building to 23% CPR by month 10, and  remaining  constant at 23%
                                 CPR thereafter).
o       ARMs - 100% PPC  (assumes  that  prepayments  start at 2% CPR in month one,  increase by  approximately
                                 2.545%  each  month to 30% CPR in month  twelve,  and  remain at 30% CPR until month  22,  from  month  23 to  month  27,  50%  CPR,  and  from  month 28 and thereafter, 35% CPR).

OPTIONAL CALL:               If the aggregate  principal  balance of the Mortgage  Loans falls below 10% of the aggregate  principal  balance of the  Mortgage  Loans as of the Cut-Off  Date (the
                             "Optional  Call Date"),  the master  servicer or its designee  may  terminate  the trust.  The  exercise  of the  optional  call may be  subject  to  limitations  as described in the prospectus supplement.
BASIS RISK
SHORTFALL:                   With respect to any class of the Class A and Class M Certificates and any
                             Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A and Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:       With respect to each class of the Class A and Class M Certificates and any
                             Distribution Date, an amount equal to the aggregate amount of Basis Risk
                             Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk
                             Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

AVAILABLE DISTRIBUTION
AMOUNT:                      For any distribution date, an amount generally equal to the sum of the following amounts, net of amounts reimbursable to the master servicer and any subservicer:

                             O   the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date,
                                 after deduction of the master servicing fees and any subservicing fees in respect
                                 of the mortgage loans for that distribution date;

                             O   unscheduled payments, including mortgagor prepayments on the mortgage loans, insurance proceeds, liquidation proceeds and subsequent recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

                             O   all advances made for that distribution date in respect of the mortgage loans.

                             The Prospectus  Supplement will describe any  adjustments  that may be made to the
                             Available Distribution Amount.

RELIEF ACT SHORTFALLS:       With respect to any  Distribution  Date, the shortfall,  if any, in collections of interest  resulting from the Service Members Civil Relief Act, as amended,  or any similar  legislation  or  regulation.  Relief  Act  Shortfalls  will be covered by available  Excess Cash Flow in the current  period only. Any Relief Act Shortfalls allocated to the  Certificates  for the current  period not covered by Excess Cash
                             Flow in the current period will remain unpaid.

CREDIT ENHANCEMENT:          A.  SUBORDINATION.

                             Credit  enhancement  for the Class A Certificates  will include the  subordination of the Class M  Certificates.  Credit  enhancement  for the  Class M  Certificates will include the  subordination  of each class of the Class M Certificates  with a lower payment priority.

                             INITIAL SUBORDINATION (INCLUDING THE INITIAL OVERCOLLATERALIZATION AMOUNT):

---------------- ---------------- ------------ -------------
CLASS               EXPECTED        INITIAL       AFTER
                     RATING         CREDIT      STEP-DOWN
                 (MOODY'S / S&P)    SUPPORT      SUPPORT
---------------- ---------------- ------------ -------------

---------------- ---------------- ------------ -------------
Class A              Aaa/AAA        22.75%        45.50%
---------------- ---------------- ------------ -------------
Class M-1            Aa1/AA+        18.85%        37.70%
---------------- ---------------- ------------ -------------
Class M-2            Aa2/AA+        15.25%        30.50%
---------------- ---------------- ------------ -------------
Class M-3            Aa3/AA         13.15%        26.30%
---------------- ---------------- ------------ -------------
Class M-4            A1/AA-         11.25%        22.50%
---------------- ---------------- ------------ -------------
Class M-5             A2/A+          9.45%        18.90%
---------------- ---------------- ------------ -------------
Class M-6             A3/A           7.75%        15.50%
---------------- ---------------- ------------ -------------
Class M-7            Baa1/A-         6.10%        12.20%
---------------- ---------------- ------------ -------------
Class M-8           Baa2/BBB+        4.60%        9.20%
---------------- ---------------- ------------ -------------
Class M-9           Baa3/BBB         3.30%        6.60%
---------------- ---------------- ------------ -------------

                             For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  The initial Credit Support includes the initial
                             Overcollateralization Amount.

B.

                             OVERCOLLATERALIZATION ("OC")

----------------------------------------- ----------------------

----------------------------------------- ----------------------
INITIAL (% ORIG.)                                 3.30%
OC TARGET (% ORIG.)                               3.30%
OC FLOOR (% ORIG.)                                0.50%
OC STEPDOWN TARGET (% CURRENT)                    6.60%
OC HOLIDAY                                        None
----------------------------------------- ----------------------

C.      EXCESS SPREAD *

                             Initially  equal to  approximately  219 basis  points  per  annum,  for the 34 day initial accrual period.

                             * - Excess  Spread  is  calculated  on a 30/360  basis  and at the  Pricing  Speed
                                                          Assumption.

D.      YIELD MAINTENANCE AGREEMENT.

                             Any amounts payable under the Yield Maintenance Agreement on each Distribution
                             Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

EXCESS CASH FLOW
DISTRIBUTIONS:               On any Distribution Date, the Excess Cash Flow will be allocated among the
                             Certificates as set forth in the Prospectus Supplement in the following order of priority:

(1)     as  part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class A and  Class M
                                 Certificates  in  reduction  of  their  certificate  principal  balances,  the principal  portion  of  realized  losses  previously  allocated  to reduce the certificate  principal  balance  of any  Class A or Class M  Certificates  and remaining unreimbursed, but only to the extent of subsequent recoveries;

(2)     as  part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class A and  Class M
                                 Certificates  in  reduction  of  their  certificate  principal  balances,  the principal  portion of realized  losses  incurred on the Mortgage Loans for the preceding calendar month;

(3)     to pay the  holders  of the  Class A and Class M  Certificates  as part of the  Principal  Distribution
                                 Amount, any Overcollateralization Increase Amount;

(4)     to pay the  holders  of  Class A and  Class M  Certificates,  the  amount  of any  prepayment  interest shortfalls  allocated thereto for that Distribution  Date, on a pro rata basis based on prepayment interest  shortfalls  allocated thereto, to the extent not covered by the Eligible Master  Servicing  Compensation  on that  Distribution
                                 Date;

(5)     to pay to the  holders of the Class A and Class M  Certificates,  any  prepayment  interest  shortfalls
                                 remaining  unpaid  from  prior   Distribution  Dates  together  with  interest
                                 thereon,  on a pro rata basis based on unpaid prepayment  interest  shortfalls previously allocated thereto;

(6)     to pay to the holders of the Class A  Certificates,  on a pro rata basis,  based on the amount of Basis
                                 Risk Shortfall  Carry-Forward Amounts previously allocated thereto that remain unreimbursed,  and then the  Class M  Certificates,  in the  order of  payment priority,  the  amount  of any Basis  Risk  Shortfall  Carry-Forward  Amounts,
                                 remaining unpaid as of that Distribution Date;

(7)     to pay to the  holders  of the  Class  A and  Class  M  Certificates,  the  amount  of any  Relief  Act
                                 Shortfalls  allocated  thereto,  on a pro  rata  basis  based  on  Relief  Act
                                 Shortfalls allocated thereto for that Distribution Date;

(8)     to pay to the  holders  of the  Class A  Certificates,  on a pro rata  basis,  based on the  amount  of realized losses  previously  allocated  thereto that remain  unreimbursed  and then to the  Class M  Certificates,  in the  order of  payment  priority,  the principal  portion of any realized losses  previously  allocated  thereto that remain unreimbursed; and

(9)      to pay to the  holders  of the  Class  SB  Certificates  and the  Class  R  Certificates  any  balance remaining,  in  accordance  with  the  terms  of  the  pooling  and  servicing agreement.

                             On any Distribution  Date, the amounts  described in clause (2) and (3) above will be paid  first  from  Excess  Cash Flow for that  Distribution  Date,  other  than amounts  received  by the  trustee  under the  Yield  Maintenance  Agreement,  and
                             second  from  amounts  received  by  the  trustee  under  the  Yield   Maintenance
                             Agreement.

INTEREST ACCRUAL PERIOD:     From  and  including  the  preceding  Distribution  Date  (for the  first  accrual period,  the closing date) up to but excluding  the current  Distribution  Date on an actual/360 basis.

PASS-THROUGH RATES:          On each  Distribution  Date,  the  Pass-Through  Rate on each class of the Class A and Class M  Certificates  will be a per annum  rate equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution  Date after the first  possible  Optional Call Date,  One-Month  LIBOR plus the related margin for such class,  and  beginning  on the second  Distribution  Date after the first possible  Optional  Call  Date,  (1) with  respect  to the Class A-2 and Class A-3
                             Certificates,  One-Month  LIBOR plus 2 times the initial  related  margin for such class,  and (2) with  respect to the Class M  Certificates,  One-Month  LIBOR plus
                             1.5 times the initial  related margin of such class,  (y) the Net WAC Cap Rate and
                             (z) 14.00% per annum.

NET WAC
CAP RATE:                    For any  Distribution  Date,  a per annum rate  (which will not be less than zero)
                             equal to the  weighted  average of the Net Mortgage  Rates of the  Mortgage  Loans using the Net  Mortgage  Rates in effect for the  scheduled  payments  due on such
                             Mortgage  Loans during the related due period,  multiplied by a fraction  equal to
                             30 divided by the actual number of days in the related Interest Accrual Period.

NET MORTGAGE RATE:           With  respect  to any  Mortgage  Loan,  the  mortgage  rate  minus (a) the  master servicing fee and (b) the sub-servicing fee.

ELIGIBLE MASTER
SERVICING COMPENSATION:      For any  Distribution  Date, an amount equal to the lesser of (a)  one-twelfth  of
                             0.125%  of  the  stated  principal  balance  of  the  Mortgage  Loans  immediately preceding  that  Distribution  Date,  and (b) the sum of the master  servicing fee payable to the Master Servicer in respect of its master  servicing  activities and reinvestment  income  received  by the Master  Servicer  on amounts  payable  with respect to that  Distribution  Date with  respect to the  Mortgage  Loans.  Excess
                             Cash Flow may also be available to cover prepayment interest  shortfalls,  subject to the priority of distribution for Excess Cash Flow.

ADVANCES:                    The Master Servicer will advance  delinquent  principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT:       With  respect to any  Distribution  Date,  the  excess,  if any, of (a) the aggregate stated  principal  balance of the Mortgage Loans before giving effect to distributions  of principal  to be made on that  Distribution  Date,  over (b) the aggregate  certificate  principal balance of the Class A and Class M Certificates, as of such date,  before  taking into  account  distributions  of  principal to be made on that Distribution Date.

REQUIRED
OVERCOLLATERALIZATION AMOUNT:       With respect to any  Distribution  Date (i) prior to the Stepdown  Date, an amount equal to 3.30% of the aggregate  stated  principal  balance of the Mortgage
                             Loans as of the  Cut-off  Date,  (ii) on or after the  Stepdown  Date  provided  a
                             Trigger  Event is not in  effect,  the  greater  of (x) 6.60% of the then  current aggregate  outstanding  principal  balance  of the  Mortgage  Loans  after  giving effect  to  distributions  to be  made  on  that  Distribution  Date  and  (y) the
                             Overcollateralization  Floor or (iii) on or after the related  Stepdown  Date if a
                             Trigger  Event is in effect,  the  Required  Overcollateralization  Amount for the
                             immediately  preceding  Distribution  Date.  The  Required   Overcollateralization
                             Amount  may be  reduced  from  time  to  time  with  notification  to  the  rating agencies.

OVERCOLLATERALIZATION FLOOR:        0.50% of the aggregate stated  principal  balance of the Mortgage Loans, as of the Cut-Off Date.

STEPDOWN DATE:               The  earlier to occur of (i) the  Distribution  Date  immediately  succeeding  the
                             Distribution  Date on which the  aggregate  certificate  principal  balance of the
                             Class A  Certificates  has been  reduced to zero or (ii) the later to occur of (x)
                             the  Distribution  Date in May 2009 and (y) the first  Distribution  Date on which the Senior Enhancement Percentage is greater than or equal to 45.50%.
OVERCOLLATERALIZATION
INCREASE AMOUNT:             With  respect  to any  Distribution  Date,  an amount  equal to the  lesser of (i)
                             available  Excess Cash Flow  available  for  payment of the  Overcollateralization
                             Increase  Amount on that  Distribution  Date,  as  provided  in  clause  (3) under
                             "Excess Cash Flow  Distributions" and (ii) the excess, if any, of (x) the Required
                             Overcollateralization   Amount   for   that   Distribution   Date   over  (y)  the
                             Overcollateralization Amount for that Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:            With respect to any Distribution  Date for which the Excess  Overcollateralization
                             Amount is, or would be, after taking into  account all other  distributions  to be made on that Distribution  Date,  greater than zero, an amount equal to the lesser of (i) the  Excess  Overcollateralization  Amount for that  Distribution  Date and
                             (ii) Principal Remittance Amount for that Distribution Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                      With   respect  to  any   Distribution   Date,   the   excess,   if  any,  of  the
                             Overcollateralization Amount over the Required Overcollateralization Amount.

EXCESS CASH FLOW:            For  any  Distribution  Date,  the  sum of (a) the  excess  of (1)  the  Available
                             Distribution  Amount  for  that  distribution  date  over  (2)  the sum of (x) the interest  distribution  amount for the Certificates for that Distribution Date and
                             (y) the lesser of (i) the aggregate  certificate  principal balance of the Offered
                             Certificates  immediately  prior to such  Distribution Date and (ii) the Principal
                             Remittance  Amount  for that  Distribution  Date to the  extent  not needed to pay
                             interest  on  the  Offered   Certificates  on  such  Distribution  Date,  (b)  any
                             Overcollateralization  Reduction  Amount and (c) any amounts received by the trust under the Yield  Maintenance  Agreement for that  Distribution  Date.  Excess Cash
                             Flow  may be  used  to  protect  the  Class A and  Class  M  Certificates  against realized  losses by making an additional  payment of principal up to the amount of
                             the  realized  losses  to  the  extent   described  above  in  "Excess  Cash  Flow
                             Distributions".

TRIGGER EVENT:
(SUBJECT TO CHANGE)          A  Trigger  Event is in effect on any  Distribution  Date if either  (i) the three month average of the related Sixty-Plus Delinquency  Percentage,  as determined on that  Distribution  Date and the  immediately  preceding two  Distribution  Dates, equals or exceeds 36.26% of the Senior  Enhancement  Percentage or (ii) cumulative realized  losses on the Mortgage  Loans as a percentage  of the initial  aggregate principal  balance  of the  Mortgage  Loans  as of the  Cut-off  Date  exceed  the following amounts:

---------------------- -----------------------------------------------------------------
                                                 LOSS TRIGGER
---------------------- -----------------------------------------------------------------
Months 25-36           1.80% in the first month plus an additional 1/12th of 2.20% for every month thereafter
                       4.00% in the first month plus an additional 1/12th of 2.25% for
Months 37-48           every month thereafter
                       6.25% in the first month plus an additional 1/12th of 1.75% for
Months 49-60           every month thereafter
                       8.00% in the first month plus an additional 1/12th of 0.50% for
Months 61-72           every month thereafter
Months 73 and
thereafter             8.50%
---------------------- -----------------------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                  With respect to any  Distribution  Date, the fraction,  expressed as a percentage, equal to (x) the aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or more days  delinquent  in payment of  principal  and  interest  for that
                             Distribution  Date,  including  Mortgage  Loans in bankruptcy  that are 60 or more days  delinquent,  foreclosure  or REO,  over (y) the aggregate  stated  principal balance of the Mortgage Loans immediately preceding that Distribution Date.

SENIOR
ENHANCEMENT PERCENTAGE:      For any  Distribution  Date,  the  percentage  obtained by dividing (x) the sum of
                             (i) the aggregate  certificate  principal  balance of the Class M Certificates and
                             (ii) the  Overcollateralization  Amount, in each case prior to the distribution of the aggregate  Principal  Distribution  Amount on such  Distribution  Date, by (y)
                             the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:
                             On any  Distribution  Date,  the  lesser of (a) the  excess of  (i) the  Available
                             Distribution  Amount  plus for  inclusion  in  Excess  Cash Flow for  purposes  of clause  (b)(v) and (vi) in this  definition,  the amounts  received by the trustee under the Yield  Maintenance  Agreement for that  Distribution  Date to the extent set  forth in  clauses  (2) and (3)  under the  "Excess  Cash Flow  Distributions"
                             above,  over (ii) the  interest  distribution  amount and (b) the aggregate amount described below:

                             (i)    the  principal  portion of all scheduled  monthly  payments on the Mortgage
                                    Loans received or advanced with respect to the related due period;

                             (ii)   the  principal  portion  of all  proceeds  of the  repurchase  of  Mortgage
                                    Loans,  or,  in  the  case  of  a  substitution,   amounts  representing  a
                                    principal  adjustment,  as required by the pooling and servicing  agreement during the preceding calendar month;

                             (iii)  the  principal  portion  of all other  unscheduled  collections  other than
                                    subsequent   recoveries,   received  on  the  Mortgage   Loans  during  the
                                    preceding  calendar  month,  or deemed to be received  during the preceding calendar month, including,  without limitation,  full and partial principal
                                    prepayments  made  by  the  respective   mortgagors,   to  the  extent  not
                                    distributed in the preceding month;

                             (iv)   the lesser of  (a) subsequent  recoveries  for that  distribution  date and
                                    (b) the  principal portion of any realized losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

                             (v)    the lesser of (a) the Excess Cash Flow for that  distribution  date, to the extent not used in clause (b)  (iv) above on such  Distribution  Date,  and
                                    (b) the  principal  portion of any realized losses  incurred,  or deemed to have been incurred,  on any Mortgage Loans in the calendar month  preceding that  Distribution  Date to the extent covered by Excess Cash Flow for that
                                    Distribution  Date as described  under  "--Excess  Cash Flow  Distributions"
                                    above; and

                             (vi)   the lesser of (a) the Excess Cash Flow for that  Distribution  Date, to the extent  not  used  pursuant  to  clause  (b)  (iv)  and (v)  above  on such
                                    Distribution   Date,  and  (b) the  amount  of  any   Overcollateralization
                                    Increase  Amount  for that  Distribution  Date,  to the  extent  covered by
                                    Excess Cash Flow for that  Distribution  Date as  described  under  "Excess
                                    Cash Flow Distributions" above;
                             minus

                             (vii)  the  amount  of  any   Overcollateralization   Reduction  Amount  for  that
                                    Distribution Date; and

                             (viii) any capitalization reimbursement amount.

                             In no event will the Principal  Distribution  Amount on any  Distribution  Date be
                             less than zero or greater than the  outstanding  aggregate  certificate  principal balance of the Class A Certificates and Class M Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                      For any  Distribution  Date, the sum of the following  amounts:  (i) the principal portion of all  scheduled  monthly  payments  on the  Mortgage  Loans  received or advanced  with respect to the related due period;  (ii) the  principal  portion of
                             all  proceeds  of  the   repurchase   of  Mortgage   Loans  or,  in  the  case  of
                             substitution,  amounts  representing  a  principal  adjustment  as required in the pooling and servicing  agreement  during the preceding  calendar month;  and (iii)
                             the  principal  portion  of all  other  unscheduled  collections  received  on the
                             Mortgage   Loans  during  the  preceding   calendar   month   including,   without
                             limitation,  full  and  partial  principal  prepayments  made  by  the  respective mortgagors,  to the extent not  distributed  in the preceding  month but excluding subsequent recoveries.

INTEREST
DISTRIBUTIONS:               Distributions  to the  holders  of the  Certificates  will  be made  generally  as follows:
                             From the Available  Distribution  Amount  remaining after payment of certain fees and expenses,  distribution  of accrued and unpaid  interest (less any prepayment interest Shortfalls not covered by Eligible Master Servicing  Compensation or any
                             Relief Act  shortfalls) to the holders of  Certificates,  in the following  order of priority:

(i)     To each  class of the Class A  Certificates,  on a pro-rata  basis,  based on the  accrued  certificate interest accrued thereon
(ii)    To the Class M-1 Certificates;
(iii)   To the Class M-2 Certificates;
(iv)    To the Class M-3 Certificates;
(v)     To the Class M-4 Certificates;
(vi)    To the Class M-5 Certificates;
(vii)   To the Class M-6 Certificates;
(viii)  To the Class M-7 Certificates;
(ix)    To the Class M-8 Certificates; and
(x)     To the Class M-9 Certificates.

PRINCIPAL DISTRIBUTIONS:
                              The Principal Distribution Amount will be distributed as follows:

(i)     To the Class A Certificates,  the Class A Principal Distribution Amount, sequentially to the Class A-1,
                                   Class  A-2  and  Class  A-3  Certificates  in  that  order,  until  the certificate principal balances thereof are reduced to zero;
(ii)    To the Class M-1  Certificates,  the Class M-1 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-1 Certificates is reduced to zero;
(iii)   To the Class M-2  Certificates,  the Class M-2 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-2 Certificates is reduced to zero;
(iv)    To the Class M-3  Certificates,  the Class M-3 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-3 Certificates is reduced to zero;
(v)     To the Class M-4  Certificates,  the Class M-4 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-4 Certificates is reduced to zero;
(vi)    To the Class M-5  Certificates,  the Class M-5 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-5 Certificates is reduced to zero;
(vii)   To the Class M-6  Certificates,  the Class M-6 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-6 Certificates is reduced to zero;
(viii)  To the Class M-7  Certificates,  the Class M-7 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-7 Certificates is reduced to zero;
(ix)    To the Class M-8  Certificates,  the Class M-8 Principal  Distribution  Amount,  until the  certificate principal  balance  of the Class M-8  Certificates  is reduced to zero;
                                   and
(x)     To the Class M-9  Certificates,  the Class M-9 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-9 Certificates is reduced to zero.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date, the Principal  Distribution  Amount for that Distribution Date or (ii) on or
                             after  the  Stepdown   Date  if  a  Trigger  Event  is  not  in  effect  for  that
                             Distribution Date, the lesser of:

o       the Principal Distribution Amount for that Distribution Date; and
                             the excess,  if any, of (A) the  aggregate  certificate  principal  balance of the
                             Class A  Certificates  immediately  prior to that  Distribution  Date over (B) the lesser of (x) the  product  of (1) the  applicable  Subordination  Percentage  and
                             (2) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date,  over the
                             Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A  Principal  Distribution  Amount or (ii) on or
                             after  the  Stepdown   Date  if  a  Trigger  Event  is  not  in  effect  for  that
                             Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A Principal Distribution Amount; and
o       the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A
                                 Certificates  (after  taking into account the payment of the Class A Principal
                                 Distribution  Amount  for  that  Distribution  Date)  and (2) the  certificate principal  balance  of the Class M-1  Certificates  immediately  prior to that
                                 Distribution  Date  over  (B)  the  lesser  of (x)  the  product  of  (1)  the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A and Class M-1 Principal  Distribution  Amounts
                             or (ii) on or after  the  Stepdown  Date if a Trigger  Event is not in effect  for that Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A and Class M-1 Principal Distribution Amounts; and
o       the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A and Class M-1  Certificates  (after  taking  into  account  the payment of the
                                 Class A and Class M-1  Principal  Distribution  Amounts for that  Distribution
                                 Date) and (2) the certificate  principal balance of the Class M-2 Certificates immediately  prior to that  Distribution  Date over (B) the  lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the  excess,  if any, of the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date
                             after   distribution   of  the  Class  A,  Class  M-1  and  Class  M-2   Principal
                             Distribution  Amounts or (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A, Class M-1 and Class M-2 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1 and Class M-2  Certificates  (after  taking into account the payment of the Class A, Class M-1 and Class M-2  Principal  Distribution  Amounts  for
                                 that  Distribution  Date) and (2) the  certificate  principal  balance  of the
                                 Class M-3 Certificates  immediately  prior to that  Distribution Date over (B)
                                 the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to  distributions to be made on that  Distribution  Date and (y)
                                 the  excess,  if  any,  of  the  aggregate  stated  principal  balance  of the
                                 Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                 Distribution Date, over the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2 and Class M-3 Principal
                             Distribution  Amounts or (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1,  Class M-2 and Class M-3  Certificates  (after  taking into account the  payment  of the Class A,  Class  M-1,  Class M-2 and Class M-3  Principal
                                 Distribution  Amounts  for that  Distribution  Date)  and (2) the  certificate principal  balance  of the Class M-4  Certificates  immediately  prior to that
                                 Distribution  Date  over  (B)  the  lesser  of (x)  the  product  of  (1)  the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                             Principal  Distribution  Amounts  or  (ii)  on or  after  the  Stepdown  Date if a
                             Trigger Event is not in effect for that Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A,  Class  M-1,  Class  M-2,  Class M-3 and Class M-4  Principal  Distribution
                                 Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1, Class M-2, Class M-3 and Class M-4 Certificates  (after taking into account the payment of the Class A, Class M-1,  Class M-2, Class M-3 and Class
                                 M-4 Principal  Distribution  Amounts for that  Distribution  Date) and (2) the certificate principal balance of the Class M-5 Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4
                             and Class M-5  Principal  Distribution  Amounts  or (ii) on or after the  Stepdown
                             Date if a Trigger Event is not in effect for that  Distribution  Date,  the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A,  Class  M-1,  Class  M-2,  Class  M-3,  Class M-4 and  Class M-5  Principal
                                 Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5  Certificates  (after taking into  account the payment of the Class A, Class M-1,  Class M-2,  Class
                                 M-3,  Class  M-4  and  Class  M-5  Principal   Distribution  Amount  for  that
                                 Distribution Date) and (2) the certificate  principal balance of the Class M-6
                                 Certificates  immediately  prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable  Subordination Percentage and (2) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4,
                             Class M-5 and Class M-6  Principal  Distribution  Amounts  or (ii) on or after the
                             Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A,  Class  M-1,  Class M-2,  Class  M-3,  Class  M-4,  Class M-5 and Class M-6
                                 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class  M-1,  Class  M-2,  Class  M-3,  Class  M-4,  Class  M-5 and  Class  M-6
                                 Certificates  (after  taking  into  account  the payment of the Class A, Class
                                 M-1,  Class M-2,  Class  M-3,  Class  M-4,  Class M-5 and Class M-6  Principal
                                 Distribution  Amounts  for that  Distribution  Date)  and (2) the  certificate principal  balance  of the Class M-7  Certificates  immediately  prior to that
                                 Distribution  Date  over  (B)  the  lesser  of (x)  the  product  of  (1)  the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4,
                             Class M-5,  Class M-6 and Class M-7 Principal  Distribution  Amounts or (ii) on or
                             after  the  Stepdown   Date  if  a  Trigger  Event  is  not  in  effect  for  that
                             Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A, Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class
                                 M-7 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6 and Class
                                 M-7 Certificates  (after taking into account the payment of the Class A, Class
                                 M-1,  Class M-2,  Class M-3,  Class  M-4,  Class M-5,  Class M-6 and Class M-7
                                 Principal  Distribution  Amounts  for  that  Distribution  Date)  and  (2) the certificate principal balance of the Class M-8 Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4,
                             Class M-5,  Class M-6, Class M-7 and Class M-8 Principal  Distribution  Amounts or
                             (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect for that
                             Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6, Class
                                 M-7 and Class M-8 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7
                                 and Class M-8  Certificates  (after  taking  into  account  the payment of the
                                 Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6,
                                 Class M-7 and Class M-8 Principal  Distribution  Amounts for that Distribution
                                 Date) and (2) the certificate  principal balance of the Class M-9 Certificates immediately  prior to that  Distribution  Date over (B) the  lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the  excess,  if any, of the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

SUBORDINATION
PERCENTAGE:                  As to any class of Class A or Class M  Certificates,  the  respective  approximate percentage set forth below:

----------------- -------------------- ---------------
CLASS                  EXPECTED        SUBORDINATION
                        RATING
                    (MOODY'S / S&P)          %
----------------- -------------------- ---------------

----------------- --------------------
                                       ---------------
Class A                 Aaa/AAA            54.50%
----------------- -------------------- ---------------
Class M-1               Aa1/AA+            62.30%
----------------- -------------------- ---------------
Class M-2               Aa2/AA+            69.50%
----------------- -------------------- ---------------
Class M-3               Aa3/AA             73.70%
----------------- -------------------- ---------------
Class M-4               A1/AA-             77.50%
----------------- -------------------- ---------------
Class M-5                A2/A+             81.10%
----------------- -------------------- ---------------
Class M-6                A3/A              84.50%
----------------- -------------------- ---------------
Class M-7               Baa1/A-            87.80%
----------------- -------------------- ---------------
Class M-8              Baa2/BBB+           90.80%
----------------- -------------------- ---------------
Class M-9              Baa3/BBB            93.40%
----------------- -------------------- ---------------

SUBSEQUENT RECOVERIES:       Subsequent  recoveries,  net of  reimbursable  expenses,  with respect to Mortgage
                             Loans that have been  previously  liquidated  and that have resulted in a realized loss.

ALLOCATION OF LOSSES:        Any realized losses will be allocated or covered as follows:
(i)     By Excess Cash Flow for the related Distribution Date;
(ii)    By reduction of the  Overcollateralization  Amount,  until reduced to zero (as further described in the prospectus supplement);
(iii)   To the Class M-9 Certificates, until reduced to zero;
(iv)    To the Class M-8 Certificates, until reduced to zero;
(v)     To the Class M-7 Certificates, until reduced to zero;
(vi)    To the Class M-6 Certificates, until reduced to zero;
(vii)   To the Class M-5 Certificates, until reduced to zero;
(viii)  To the Class M-4 Certificates, until reduced to zero;
(ix)    To the Class M-3 Certificates, until reduced to zero;
(x)     To the Class M-2 Certificates, until reduced to zero;
(xi)    To the Class M-1 Certificates, until reduced to zero; and
(xii)   To the Class A Certificates, on a pro rata basis, until reduced to zero.

PRELIMINARY
  PROSPECTUS: The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a
    Preliminary Prospectus Supplement (together, the "Preliminary Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus.

                                          YIELD MAINTENANCE AGREEMENT
                                              [Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with [ ] (the
"Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the
Yield Maintenance Agreement will be made based on an amount equal to the lesser of  (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class
M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing
Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.85% beginning with the Distribution Date in May 2006. The Yield Maintenance
Agreement will terminate after the Distribution Date in February 2011.

---------- ----------------- -------- -----------------
 PERIOD        NOTIONAL      PERIOD       NOTIONAL
             BALANCE ($)                BALANCE ($)
---------- ----------------- -------- -----------------
    1        773,600,000.00    31       221,904,083.55
    2        763,060,420.34    32       211,417,363.04
    3        754,292,454.50    33       201,383,866.13
    4        743,290,247.67    34       191,783,428.90
    5        730,065,162.94    35       182,596,802.45
    6        714,647,231.64    36       173,810,790.28
    7        697,084,355.10    37       165,402,200.73
    8        677,443,414.81    38       165,402,200.73
    9        655,830,411.23    39       165,402,200.73
   10        632,803,644.74    40       159,554,055.08
   11        608,466,995.07    41       153,031,840.28
   12        585,032,428.32    42       146,787,807.99
   13        562,466,714.88    43       140,809,699.91
   14        540,737,350.96    44       135,085,810.42
   15        519,813,057.45    45       129,604,961.25
   16        499,663,733.56    46       124,356,477.40
   17        480,260,412.17    47       119,330,164.08
   18        461,575,216.88    48       114,516,284.80
   19        443,581,320.73    49       109,905,540.41
   20        426,248,344.35    50       105,489,049.15
   21        409,556,543.66    51       101,258,327.58
   22        379,945,195.86    52        97,205,272.43
   23        352,521,094.65    53        93,322,143.26
   24        327,172,699.27    54        89,601,545.93
   25        303,685,225.57    55        86,036,416.82
   26        281,913,548.89    56        82,620,007.78
   27        268,821,038.43    57        79,345,871.83
   28        256,299,893.40    58        76,207,854.60
   29        244,322,693.25    59                 0.00
   30        232,865,150.78
---------- ----------------- -------- -----------------

                                            RATING AGENCY CONTACTS

-----------------------------------------------------------------------------------------------------
                                   NAME                                       PHONE EXTENSION
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
 MOODY'S:                           Timothy Gildner                           (212) 553-2919
 S&P:                               Carissa Hinman                            (212) 438-1567
 S&P:                               Sai Uppuluri                              (212) 438-3018

                                      FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                         RASC SERIES 2006-EMX3 TRUST
                                               (Filed pursuant to Rule 433; SEC File No. 333-131209)
----------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.
Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

MLNUSA[GRAPHIC OMITTED]                         GMAC RFC [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART II OF II

$773,600,000 (APPROXIMATE)

RASC SERIES 2006-EMX3 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX3

April 5, 2006

                                 [GRAPHIC OMITTED][GRAPHIC OMITTED]

 ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES CORPORATION.

EXPECTED TIMING:      Pricing Date:              On or about  April 6, 2006
                      Settlement Date:           On or about  April 21, 2006
                      First Payment Date:        May 25, 2006

STRUCTURE:            Fixed and ARMs:            $800,000,000 Senior / Subordinated structure
                      Rating Agencies:           Moody's and S&P

   STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities
Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation
("RFSC") based on information with respect to the mortgage loans provided by Residential
Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE
OFFERING  TO  WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ  THE
PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET THESE
DOCUMENTS  AT NO CHARGE BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,
THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO
SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The  certificates  may not be suitable for all  investors.  RFSC and its affiliates may acquire, hold or sell  positions  in  these  certificates,  or in  related  derivatives,  and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity  is not obligated to issue such certificate or any similar certificate and
RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity .  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them , may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing  prospectus is  preliminary,  and will be superseded by the preliminary  prospectus.  This free  writing  prospectus  is being  delivered  to you  solely to provide you with  information  about the offering of the  certificates  referred to in this free writing  prospectus  and to solicit  an offer to  purchase  the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute a contractual  commitment by you to purchase any of the  certificates  until we have accepted your offer  to  purchase  certificates.  We  will  not  accept  any  offer  by  you to  purchase  the certificates,  and  you  will  not  have  any  contractual  commitment  to  purchase  any of the certificates  until after you have received the  preliminary  prospectus.  You may withdraw your offer  to  purchase  certificates  at any  time  prior  to our  acceptance  of your  offer.  The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                                                  TOTAL                 MIN  MAX

Aggregate Current Principal Balance                            $813,036,091.77           $9,986.66  $940,000
Number of Mortgage Loans                                                 5,582

Average Current Principal Balance                                  $145,653.19
Weighted Average Original Loan-to-Value                                 83.08%               6.00%   100.00%
Weighted Average Mortgage Rate                                           8.30%               5.25%    13.90%
Weighted Average Net Mortgage Rate                                       7.75%               4.70%    13.35%
Weighted Average Note Margin                                             5.68%               3.05%     9.46%
Weighted Average Maximum Mortgage Rate                                  13.86%              11.25%    16.65%
Weighted Average Minimum Mortgage Rate                                   7.86%               5.25%    10.65%
Weighted Average Term to Next Rate Adjustment
Date (months)                                                               24                  14        56
Weighted Average Remaining Term to Stated
Maturity (months)                                                          335                 118       359
Weighted Average Credit Score                                              623                 500       808

Weighted Average reflected in Total
                                                                                       PERCENT OF
                                                                                      CUT-OFF DATE
                                                  RANGE                          PRINCIPAL BALANCE
Product Type                                      Hybrid ARM                                79.18%
                                                  Fixed                                     20.82%

Lien                                              First                                     87.19%
                                                  Second                                    12.81%

Property Type                                     Single-family detached                    64.97%
                                                  Townhouse                                  1.03%
                                                  Condo-Low-Rise(Less than 5
                                                  stories)                                   7.28%
                                                  Condo Mid-Rise (5 to 8
                                                  stories)                                   0.04%
                                                  Condo High-Rise (9 stories
                                                  or more)                                   0.41%
                                                  Planned Unit Developments
                                                  (detached)                                16.12%
                                                  Planned Unit Developments
                                                  (attached)                                 3.45%
                                                  Two-to-four family units                   6.69%
                                                  Leasehold                                  0.02%

Occupancy Status                                  Primary Residence                         95.47%
                                                  Second/Vacation                            2.60%
                                                  Non Owner Occupied                         1.93%

Documentation Type                                Full Documentation                        63.48%
                                                  Reduced Documentation                     36.52%

Loans with Prepayment penalties                                                             65.57%

Interest Only Percentage                                                                    24.84%

Loans serviced by Mortgage Loan Network                                                    100.00%

                                 LIEN POSITION OF THE AGGREGATE LOANS
                                                                                   WEIGHTED  WEIGHTED
                                     NUMBER                 % OF       AVERAGE     AVERAGE   AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL   CREDIT    ORIGINAL
LIEN POSITION                         LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ----------- --------- ----------
First Lien                            3,545    $             87.19%     $            620      81.08%
                                              708,905,924              199,973

Second Lien                           2,037   104,130,167     12.81    51,119        642       96.68
                                               $                        $
TOTAL:                                5,582   813,036,092    100.00%   145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 PRODUCT TYPE OF THE AGGREGATE LOANS
                                                                                   WEIGHTED  WEIGHTED
                                     NUMBER                 % OF       AVERAGE     AVERAGE   AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL   CREDIT    ORIGINAL
PRODUCT TYPE                          LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ----------- --------- ----------
15YR Balloon                          1,716  $89,118,545     10.96%   $51,934        640      98.25%

Fixed Rate Mortgage 40/30 Balloon      25     5,559,016       0.68     222,361       616       78.25

Fixed Rate Mortgages                   721    74,633,942      9.18     103,514       623       80.95

2YR Hybrid                            1,969   376,059,322     46.25    190,990       612       81.22

2YR Hybrid 40/30 Balloon                1     157,200         0.02     157,200       559       80.00

2YR Hybrid Interest Only               731    186,339,342     22.92    254,910       639       80.92

3YR Hybrid                             359    65,312,687      8.03     181,929       609       82.24

3YR Hybrid Interest Only               59     15,642,687      1.92     265,130       638       82.17

5YR Hybrid                              1     213,351         0.03     213,351       622       95.00

TOTAL:                                5,582  $813,036,092    100.00%  $145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                     CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                   WEIGHTED
                                     NUMBER                 % OF       AVERAGE     AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL   ORIGINAL
CREDIT SCORE RANGE                    LOANS     BALANCE      BALANCE    BALANCE      LTV
------------------------------------ -------- ------------- ---------- ----------- ---------
500 - 519                              239   $41,859,666      5.15%   $175,145      80.86%

520 - 539                              292    47,454,876      5.84     162,517      79.71

540 - 559                              166    25,894,277      3.18     155,990      76.70

560 - 579                              135    21,487,464      2.64     159,166      76.65

580 - 599                              498    71,727,973      8.82     144,032      82.81

600 - 619                             1,166   161,165,343     19.82    138,221      83.32

620 - 639                             1,067   152,694,870     18.78    143,107      83.69

640 - 659                              710    102,908,111     12.66    144,941      83.86

660 - 679                              552    80,776,272      9.94     146,334      84.51

680 - 699                              307    42,454,718      5.22     138,289      85.49

700 - 719                              195    28,094,507      3.46     144,074      83.79

720 - 739                              122    19,398,095      2.39     159,001      85.80

740 - 759                              69     9,952,293       1.22     144,236      87.07

760 or Greater                         64     7,167,628       0.88     111,994      87.31

TOTAL:                                5,582  $813,036,092    100.00%  $145,653      83.08%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately
623.
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                   WEIGHTED  WEIGHTED
                                     NUMBER                 % OF       AVERAGE     AVERAGE   AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL   CREDIT    ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)    LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ----------- --------- ----------
100,000 or less                       2,454  $131,246,044     16.14%   $53,482       628      90.80%

100,001 to 200,000                    1,740   254,252,621     31.27    146,122       616       81.36

200,001 to 300,000                     857    208,583,273     25.65    243,388       620       81.69

300,001 to 400,000                     314    108,661,130     13.36    346,055       629       81.65

400,001 to 500,000                     127    56,522,220      6.95     445,057       635       81.35

500,001 to 600,000                     54     29,331,222      3.61     543,171       627       80.76

600,001 to 700,000                     23     14,684,768      1.81     638,468       633       83.57

700,001 to 800,000                     12     8,814,814       1.08     734,568       627       86.26

900,001 to 1,000,000                    1     940,000         0.12     940,000       666       80.00
                                               $                        $
TOTAL:                                5,582   813,036,092    100.00%   145,653       623      83.08%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $145,653
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                              NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                   WEIGHTED  WEIGHTED
                                     NUMBER                 % OF       AVERAGE     AVERAGE   AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL   CREDIT    ORIGINAL
NET MORTGAGE RATES (%)                LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ----------- --------- ----------
4.500 - 4.999                           1     $228,972        0.03%   $228,972       660      90.00%

5.000 - 5.499                           9     2,294,213       0.28     254,913       641       73.37

5.500 - 5.999                          69     18,011,912      2.22     261,042       663       78.78

6.000 - 6.499                          383    87,355,187      10.74    228,081       645       78.64

6.500 - 6.999                          658    139,956,776     17.21    212,700       635       79.38

7.000 - 7.499                          948    195,851,626     24.09    206,595       625       80.83

7.500 - 7.999                          730    119,152,470     14.66    163,223       616       81.50

8.000 - 8.499                          569    92,987,041      11.44    163,422       595       83.57

8.500 - 8.999                          257    34,643,282      4.26     134,799       581       86.23

9.000 - 9.499                          241    27,858,319      3.43     115,595       586       88.76

9.500 - 9.999                          164    12,506,883      1.54     76,261        628       93.30

10.000 - 10.499                        298    16,490,359      2.03     55,337        649       94.85

10.500 - 10.999                        378    19,921,438      2.45     52,702        644       97.19

11.000 - 11.499                        487    26,028,828      3.20     53,447        629       98.44

11.500 - 11.999                        287    14,494,731      1.78     50,504        614       99.17

12.000 - 12.499                        83     4,009,000       0.49     48,301        616       97.87

12.500 - 12.999                        17     1,074,089       0.13     63,182        618      100.00

13.000 - 13.499                         3     170,965         0.02     56,988        605      100.00

TOTAL:                                5,582  $813,036,092    100.00%  $145,653       623      83.08%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.7471% per annum.
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                          MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                   WEIGHTED  WEIGHTED
                                     NUMBER                 % OF       AVERAGE     AVERAGE   AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL   CREDIT    ORIGINAL
MORTGAGE RATE (%)                     LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ----------- --------- ----------
5.000 - 5.499                           1     $228,972        0.03%   $228,972       660       90.00%

5.500 - 5.999                           8     2,151,413       0.26     268,927       640       72.93

6.000 - 6.499                          60     15,050,243      1.85     250,837       660       78.71

6.500 - 6.999                          360    83,235,660      10.24    231,210       647       78.50

7.000 - 7.499                          636    135,346,783     16.65    212,809       634       79.41

7.500 - 7.999                          951    199,269,118     24.51    209,536       627       80.75

8.000 - 8.499                          728    118,161,715     14.53    162,310       616       81.34

8.500 - 8.999                          599    97,774,494      12.03    163,230       596       83.25

9.000 - 9.499                          263    37,339,915      4.59     141,977       583       86.50

9.500 - 9.999                          246    29,157,362      3.59     118,526       585       88.62

10.000 - 10.499                        136    10,791,379      1.33     79,348        622       92.73

10.500 - 10.999                        311    17,283,626      2.13     55,574        649       95.37

11.000 - 11.499                        353    18,836,044      2.32     53,360        644       96.48

11.500 - 11.999                        504    26,636,515      3.28     52,850        632       98.41

12.000 - 12.499                        309    15,696,422      1.93     50,797        614       99.23

12.500 - 12.999                        96     4,778,802       0.59     49,779        617       98.15

13.000 - 13.499                        17     1,079,074       0.13     63,475        618       99.81

13.500 - 13.999                         4     218,555         0.03     54,639        604      100.00

TOTAL:                                5,582  $813,036,092    100.00%  $145,653       623      83.08%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.2971% per annum.
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                            ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                                                   WEIGHTED
                                     NUMBER                 % OF       AVERAGE     AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                LOANS     BALANCE      BALANCE    BALANCE     SCORE
------------------------------------ -------- ------------- ---------- ----------- ---------
0.01 - 50.00                           113   $13,023,601      1.60%    $115,253      591

50.01 - 55.00                          41     4,261,508       0.52     103,939       580

55.01 - 60.00                          57     9,621,203       1.18     168,793       584

60.01 - 65.00                          91     14,330,711      1.76     157,480       596

65.01 - 70.00                          151    24,577,338      3.02     162,764       590

70.01 - 75.00                          168    31,743,113      3.90     188,947       588

75.01 - 80.00                         1,994   405,552,947     49.88    203,387       632

80.01 - 85.00                          263    49,956,525      6.14     189,949       606

85.01 - 90.00                          643    118,311,389     14.55    183,999       598

90.01 - 95.00                          189    23,564,371      2.90     124,679       651

95.01 - 100.00                        1,872   118,093,386     14.52    63,084        643

TOTAL:                                5,582  $813,036,092    100.00% $145,653        623

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.08%
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

              GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
STATE                                LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
Alabama                               102     $9,989,320      1.23%    $97,935        613      85.66%

Arkansas                              27      2,297,227       0.28      85,082        614      85.57

Arizona                               259     35,731,568      4.39      137,960       627      82.68

California                            166     37,787,614      4.65      227,636       636      82.79

Colorado                              88      11,468,957      1.41      130,329       632      86.12

Connecticut                           254     37,206,140      4.58      146,481       624      81.69

District of Columbia                   8      1,458,902       0.18      182,363       619      75.94

Delaware                              25      4,447,421       0.55      177,897       589      84.57

Florida                               929    144,311,689      17.75     155,341       629      82.59

Georgia                               394     44,642,098      5.49      113,305       618      85.22

Iowa                                   1       106,903        0.01      106,903       703      90.00

Idaho                                  2        96,500        0.01      48,250        619      84.00

Illinois                              218     33,321,454      4.10      152,851       622      83.71

Indiana                               46      4,570,310       0.56      99,355        608      85.75

Kansas                                13      1,934,566       0.24      148,813       595      87.49

Kentucky                              53      4,657,486       0.57      87,877        618      85.62

Louisiana                             34      3,153,639       0.39      92,754        599      86.75

Massachusetts                         342     55,824,759      6.87      163,230       633      81.75

Maryland                              289     56,389,404      6.94      195,119       617      82.14

Maine                                 46      4,323,304       0.53      93,985        625      80.82

Michigan                              84      8,484,430       1.04      101,005       612      85.80

Minnesota                             67      8,923,077       1.10      133,180       628      83.78

Missouri                              33      3,453,524       0.42      104,652       600      87.89

Mississippi                           19      1,952,605       0.24      102,769       623      84.93

Montana                                3       394,873        0.05      131,624       615      86.93

North Carolina                        133     14,885,435      1.83      111,921       605      86.79

North Dakota                           2       236,582        0.03      118,291       640      82.82

Nebraska                               3       326,352        0.04      108,784       623      87.01

New Hampshire                         57      7,691,743       0.95      134,943       636      85.44

New Jersey                            253     47,244,749      5.81      186,738       627      82.34

New Mexico                             9       751,857        0.09      83,540        627      85.30

Nevada                                75      11,567,914      1.42      154,239       627      83.28

New York                              201     36,034,429      4.43      179,276       627      81.33

Ohio                                  146     14,551,560      1.79      99,668        605      85.47

Oklahoma                              91      8,314,348       1.02      91,366        606      85.11

Oregon                                12      1,889,611       0.23      157,468       578      81.02

Pennsylvania                          239     34,722,805      4.27      145,284       612      82.35

Rhode Island                          101     13,733,551      1.69      135,976       628      82.64

South Carolina                        49      5,713,502       0.70      116,602       610      87.28

South Dakota                           2       235,032        0.03      117,516       634      92.53

Tennessee                             128     12,920,441      1.59      100,941       611      84.21

Texas                                 74      7,353,758       0.90      99,375        615      83.34

Utah                                  20      2,794,069       0.34      139,703       641      83.86

Virginia                              335     55,249,505      6.80      164,924       615      82.16

Vermont                               19      2,485,521       0.31      130,817       610      73.46

Washington                            55      9,221,230       1.13      167,659       621      86.18

Wisconsin                             57      5,534,925       0.68      97,104        624      85.07

West Virginia                         15      2,139,003       0.26      142,600       610      80.96

Wyoming                                4       510,404        0.06      127,601       582      89.43

TOTAL:                               5,582  $813,036,092     100.00%   $145,653       623      83.08%
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                             MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
LOAN PURPOSE                         LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
Purchase                             2,010   $344,384,746     42.36%    $171,336      641      82.63%

Rate/Term Refinance                   49     7,863,050        0.97      160,470       623      86.71

Equity Refinance                     3,523   460,788,296      56.68     130,794       609      83.34
                                              $                          $
TOTAL:                               5,582   813,036,092     100.00%    145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                       MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
DOCUMENTATION                        LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
Full Documentation                   3,500  $516,107,045      63.48%   $147,459       610      82.82%

Reduced Documentation                2,082   296,929,047      36.52     142,617       645      83.53

TOTAL:                               5,582  $813,036,092     100.00%   $145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                                OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
OCCUPANCY TYPE                       LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
Primary Residence                    5,350  $776,169,461     95.47%    $145,078       621      83.07%

Second/Vacation                       133    21,160,363       2.60      159,100       670      84.87

Non-Owner Occupied                    99     15,706,269       1.93      158,649       643      80.77

TOTAL:                               5,582  $813,036,092     100.00%   $145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                           MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
PROPERTY TYPE                        LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
Single-family detached               3,808 $528,2            64.97%    $138,716       618      82.90%

Townhouse                             58     8,373,264        1.03      144,367       621      82.77
Condo-Low-Rise(Less than 5
stories)                              479    59,223,187       7.28      123,639       638      83.48

Condo Mid-Rise (5 to 8 stories)        4     287,440          0.04      71,860        616      84.31
Condo High-Rise (9 stories or
more)                                 18     3,333,394        0.41      185,189       661      83.52
Planned Unit Developments
(detached)                            729    131,072,743      16.12     179,798       625      84.05
Planned Unit Developments
(attached)                            198    28,009,819       3.45      141,464       626      82.81

Two-to-four family units              287    54,380,093       6.69      189,478       645      82.20

Leasehold                              1     123,924          0.02      123,924       683      80.00

TOTAL:                               5,582  $ 813,036,092     100.00%  $145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                                 CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
AGGREGATE CREDIT GRADE               LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
A4                                   3,065  $451,859,267      55.58%   $147,426       655      83.91%

A5                                    320    31,959,505       3.93      99,873        629      86.19

AX                                    643    99,302,633       12.21     154,436       583      82.21

AM                                   1,203   172,574,636      21.23     143,454       592      82.17

B                                     346    55,994,573       6.89      161,834       525      79.01

C                                      5     1,345,478        0.17      269,096       554      79.04

TOTAL:                               5,582  $ 813,036,092     100.00%  $145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                           PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
PREPAYMENT PENALTY TERM              LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
12 Month                              505    $89,656,144      11.03%   $177,537       631      82.93%

24 Month                             2,187   350,814,355      43.15     160,409       621      82.26

36 Month                              827    92,606,163       11.39     111,978       617      84.46

None                                 2,063   279,959,430      34.43     135,705       624      83.69

TOTAL:                               5,582  $813,036,092     100.00%   $145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .
"Other" means not 12 months, 24 months, 36 months, 60 months, and not more than 60 months.

                              INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
INTEREST ONLY TERM                   LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
24 Month                               4      $1,114,000       0.14%   $278,500       606      82.50%

60 Month                              786    200,868,029      24.71     255,557       639      81.01

None                                 4,792   611,054,063      75.16     127,515       617      83.76

TOTAL:                               5,582  $813,036,092     100.00%  $ 145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .

                                 NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
NOTE MARGIN (%)                      LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
Fixed Rate Mortgages                 2,462  $169,311,503     20.82%     $68,770       632      89.97%

3.000 - 3.499                          7     1,725,362        0.21      246,480       644      80.77

3.500 - 3.999                         14     3,244,301        0.40      231,736       672      78.39

4.000 - 4.499                         119    29,312,009       3.61      246,319       649      78.25

4.500 - 4.999                         373    86,371,355       10.62     231,559       644      78.95

5.000 - 5.499                         712    151,564,759      18.64     212,872       634      79.82

5.500 - 5.999                         774    164,610,267      20.25     212,675       621      81.08

6.000 - 6.499                         524    103,350,693      12.71     197,234       605      82.22

6.500 - 6.999                         336    60,483,824       7.44      180,011       592      83.76

7.000 - 7.499                         154    25,028,125       3.08      162,520       571      87.18

7.500 - 7.999                         82     14,036,030       1.73      171,171       573      89.78

8.000 - 8.499                         24     3,858,175        0.47      160,757       590      88.99

9.000 - 9.499                          1     139,687          0.02      139,687       603      80.00

TOTAL:                               5,582  $813,036,092     100.00%   $145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.6771% per annum.

                            MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
MAXIMUM MORTGAGE RATE (%)            LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
Fixed Rate Mortgages                 2,462  $169,311,503     20.82%     $68,770       632      89.97%

11.000 - 11.999                        9     2,380,385        0.29      264,487       642      74.57

12.000 - 12.999                       391    92,233,684       11.34     235,892       648      78.59

13.000 - 13.999                      1,404   304,250,349      37.42     216,703       630      80.29

14.000 - 14.999                       986    188,622,661      23.20     191,301       605      82.20

15.000 - 15.999                       299    51,247,116       6.30      171,395       573      87.77

16.000 - 16.999                       31     4,990,393        0.61      160,980       581      91.16
                                              $                          $
TOTAL:                               5,582   813,036,092     100.00%    145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.8608% per annum.

                            MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
MINIMUM MORTGAGE RATES (%)           LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
Fixed Rate Mortgages                 2,462  $169,311,503      20.82%    $68,770       632      89.97%

5.000 - 5.999                         13     2,901,746        0.36      223,211       630      75.25

6.000 - 6.999                         392    92,353,534       11.36     235,596       648      78.60

7.000 - 7.999                        1,399   303,589,301      37.34     217,005       630      80.29

8.000 - 8.999                         986    188,583,778      23.20     191,261       605      82.21

9.000 - 9.999                         300    51,386,804       6.32      171,289       573      87.75

10.000 - 10.999                       30     4,909,426        0.60      163,648       581      91.18

TOTAL:                               5,582  $813,036,092     100.00%  $ 145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.8583% per annum

                      NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                                   WEIGHTED   WEIGHTED
                                    NUMBER                    % OF      AVERAGE    AVERAGE    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL   PRINCIPAL  CREDIT     ORIGINAL
NEXT INTEREST ADJUSTMENT DATE        LOANS     BALANCE       BALANCE     BALANCE     SCORE      LTV
----------------------------------- -------- ------------- ------------ ---------- ---------- ---------
Fixed Rate Mortgages                 2,462  $169,311,503     20.82%    $68,770        632      89.97%

June 2007                              1     67,461           0.01      67,461        589      80.00

July 2007                              1     230,912          0.03      230,912       627      80.00

September 2007                         2     484,169          0.06      242,085       621      94.41

October 2007                           3     480,335          0.06      160,112       697      80.00

November 2007                         17     4,246,623        0.52      249,801       653      81.97

December 2007                         52     11,460,829       1.41      220,401       599      81.93

January 2008                          522    114,616,336      14.10     219,572       621      81.32

February 2008                        1,229   255,762,227      31.46     208,106       623      81.28

March 2008                            874    175,206,972      21.55     200,466       619      80.65

August 2008                            1     117,433          0.01      117,433       588      80.00

October 2008                           1     149,719          0.02      149,719       640      80.00

December 2008                          8     1,267,290        0.16      158,411       590      86.16

January 2009                          116    21,568,484       2.65      185,935       612      79.04

February 2009                         177    35,965,432       4.42      203,195       619      83.44

March 2009                            115    21,887,017       2.69      190,322       612      83.17

December 2010                          1     213,351          0.03      213,351       622      95.00

TOTAL:                               5,582  $813,036,092     100.00%   $145,653       623      83.08%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24

                                         DEBT TO INCOME RATIO
                                                     % OF        AVERAGE      WEIGHTED      WEIGHTED
                   NUMBER OF      PRINCIPAL       PRINCIPAL     PRINCIPAL     AVERAGE       AVERAGE
CATEGORY             LOANS         BALANCE         BALANCE       BALANCE    CREDIT SCORE  ORIGINAL LTV
------------------ ----------- ----------------- ------------- ------------ ------------- -------------
20.00 or Less         316       $56,456,322          6.94%    $178,659          615          81.17%

20.01 - 25.00         196      29,291,539            3.60      149,447          622          81.05

25.01 - 30.00         325      46,858,308            5.76      144,179          614          81.67

30.01 - 35.00         593      82,277,193           10.12      138,747          623          82.79

35.01 - 40.00         925      126,066,212          15.51      136,288          626          83.32

40.01 - 45.00        1,494     213,673,448          26.28      143,021          630          83.37

45.01 - 50.00        1,349     190,991,177          23.49      141,580          623          83.36

50.01 - 55.00         383      67,382,925            8.29      175,935          606          84.67

55.01 - 60.00          1       38,968                0.01      38,968           648          90.00

TOTAL:               5,582   $ 813,036,092        100.00%    $145,653           623          83.08%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 39.66%.